UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2015

Sanomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (305) 433-7814 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01 Other Events.

As disclosed in our definitive Information Statement on Schedule 14C as filed with the Securities and Exchange Commission on September 16, 2015, the holders of a majority of the outstanding voting securities of Sanomedics, Inc. have approved the following corporate actions:

•	an increase in the number of authorized shares of our common stock from 650,000,000 to 10,000,000,000 shares; and

•

a reverse stock split of our outstanding common stock at a ratio of up to one for 4,000 (1:4,000), in a definitive amount and on a future date to be fixed by our Board of Directors, in their sole discretion.

On September 21, 2015 our Board of Directors fixed the reverse split ratio at 1:4,000. On September 24, 2015 we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of Delaware with an effective date of October 12, 2015. A copy of this Certificate of Amendment is filed as Exhibit 3.7 to this report.

The reverse split will be announced on October 13, 2015 in the Daily List published by the Financial Industry Regulatory Authority, Inc. (FINRA) and the reverse split action will take effect at the open of business October 14, 2015. The new symbol will be SIMHD. The “D” will be removed in 20 business days and the symbol will revert back to SIMH.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.7	Certificate of Amendment to the Certificate of Incorporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics, Inc.

Date: October 13, 2015	By:	/s/ David C. Langle
David C. Langle
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
3.7	Certificate of Amendment to the Certificate of Incorporation.

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